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                                                                   Exhibit 10.12

                         EMPLOYMENT AGREEMENT AMENDMENT
                         ------------------------------


         Amendment to Employment Agreement dated as of January 1, 1998 (the "Agreement") between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company") and M. KATHERINE DWYER (the "Executive").

         The Company and the Executive wish to amend the Employment Agreement on the terms set forth in this agreement (the "Amendment"), capitalized terms used herein and not otherwise defined being used herein with the meanings ascribed to them in the Agreement. Accordingly, the Company and the Executive hereby agree as follows:

         1. End-of-Term Provisions. Section 2.2 of the Agreement is hereby amended by adding at the end thereof the following:

         ", and the Executive shall be deemed to be an employee at will."

         2. Stock Options. Section 3.3 of the Agreement is hereby amended by adding at the end thereof the following:

                  ", provided that if the Term shall end otherwise than at a calendar year end, the stock option granted with respect to such final year of the Term shall cover that number of shares that is the product of multiplying the number of shares above set forth by a fraction of which the numerator is the number of days of the Term during such final year and the denominator is 365."

         3. Company Breach; Other Termination. Clause (i) of Section 4.4 of the Agreement is hereby amended by adding at the end thereof the following:

                  ", and provided finally that the Executive shall, as a condition, execute such release, confidentiality, non-competition and other covenants as would be required in order for the Executive to receive payments and benefits under the Policy referred to in Clause
         (ii) below"

         4. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment of the Agreement. Except as expressly amended hereby, the Agreement shall not be deemed to have been modified or affected in any way, shall be deemed to have been restated effective the date hereof, and shall remain in full force and effect upon all of its terms and conditions.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the 9th day of April, 1998.


                                            REVLON CONSUMER PRODUCTS CORPORATION


                                           By: /s/ George Fellows
                                               ---------------------------------

                                               /s/ M. Katherine Dwyer
                                               ---------------------------------